Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES SECOND-QUARTER 2019 FINANCIAL RESULTS

Better-Than-Expected Q2 Results

Santa Monica, CA – August 8, 2019 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced second-quarter 2019 results.

“Our second quarter results exceeded our prior outlook for both revenue and earnings per share,” said Bobby Kotick, Chief Executive Officer of Activision Blizzard. “In the first half of 2019 we have prioritized investments in our key franchises and, beginning in the second half of this year our audiences will have a chance to see and experience the initial results of these efforts.”

Financial Metrics

	Q2
(in millions, except EPS)	2019	Prior Outlook*	2018
GAAP Net Revenues	$1,396	$1,315	$1,641
Impact of GAAP deferralsA	$(189)	$(165)	$(256)

GAAP EPS	$0.43	$0.21	$0.52
Non-GAAP EPS	$0.53	$0.35	$0.62
Impact of GAAP deferralsA	$(0.15)	$(0.12)	$(0.21)

* Prior outlook was provided by the company on May 2, 2019 in its earnings release.

For the quarter ended June 30, 2019, Activision Blizzard’s net revenues presented in accordance with GAAP were $1.40 billion, as compared with $1.64 billion for the second quarter of 2018. GAAP net revenues from digital channels were $1.09 billion. GAAP operating margin was 24%. GAAP earnings per diluted share were $0.43, as compared with $0.52 for the second quarter of 2018.

For the quarter ended June 30, 2019, on a non-GAAP basis, Activision Blizzard’s operating margin was 32% and earnings per diluted share were $0.53, as compared with $0.62 for the second quarter of 2018.

For the quarter ended June 30, 2019, operating cash flow was $154 million. For the trailing twelve-month period, operating cash flow was $1.86 billion.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

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Activision Blizzard Announces Q2 2019 Financial Results

Operating Metrics

For the quarter ended June 30, 2019, Activision Blizzard’s net bookingsB were $1.21 billion, compared with $1.38 billion for the second quarter of 2018. Net bookingsB from digital channels were $1.01 billion, as compared with $1.20 billion for the second quarter of 2018.

Selected Business Highlights

Activision Blizzard outperformed our second quarter outlook, reflecting strong creative and commercial execution as we continued to reposition the business for future growth. Across Call of Duty®, Candy Crush™, Warcraft®, Hearthstone®, Overwatch®, and Diablo®, we are expanding our development teams so that we can accelerate the delivery of content in our pipeline, pursue new business models, broaden our communities, and delight our players.

Audience Reach

•     Activision Blizzard had 327 million Monthly Active Users (MAUs)C in the quarter.

•     King had 258 million MAUsC. Candy Crush franchise MAUsC grew year-over-year, driven by growth in Candy Crush Saga™ and the addition of Candy Crush Friends Saga™.

•     Activision had 37 million MAUsC. Call of Duty: Black Ops 4 MAUsC grew year-over-year versus Call of Duty: WWII, and hours played increased by more than 50%. Crash™ Team Racing: Nitro-Fueled enjoyed positive critical reviews and strong sales, particularly through digital channels.

•     Blizzard had 32 million MAUsC. Hearthstone MAUsC grew quarter-over-quarter following the release of the Rise of Shadows™ expansion and The Dalaran Heist single-player Adventure. Overwatch MAUsC were relatively stable quarter-over-quarter, with engagement increasing following the release of the Workshop. Subscribers in World of Warcraft® increased since mid-May, following the release date announcement and beta for World of Warcraft Classic and the Rise of Azshara™ content update.

Deep Engagement

•     Total time spent in King’s Candy Crush franchise grew strongly year-over-year.

•     Total hours played in Activision’s Call of Duty franchise rose double-digits year-over-year.

•     Daily time spent per player in Blizzard’s franchises again increased year-over-year.

•     Overwatch League™ hours viewed continued to grow robustly year-over-year in the two stages held during the second quarter. Season-to-date, viewership and average minute audience have grown double-digits year-over-year.

Player Investment

•     Activision Blizzard delivered approximately $800 million of in-game net bookingsB in the second quarter.

•     King’s Candy Crush was the top-grossing franchise in the U.S. mobile app stores, a lead position it has held for the last two years1.

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Activision Blizzard Announces Q2 2019 Financial Results

•     Advertising in the King network continued to ramp, with net bookingsB growing sequentially and doubling year-over-year.

•    For Call of Duty: Black Ops 4, net bookingsB from in-game items grew year-over-year versus Call of Duty: WWII and are ahead of WWII on a comparable life-to-date basis.

•    Hearthstone net bookingsB grew sequentially in Q2 following the release of Rise of Shadows and the introduction of the paid single-player Adventure, with the expansion also outperforming last Q4’s Rastakhan’s Rumble™.

Company Outlook

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA

CY 2019
Net Revenues	$6,190	$6,190	$110
EPS	$1.41	$2.02	$0.13
Fully Diluted Shares	774	774
Q3 2019
Net Revenues	$1,105	$1,105	$(5)
EPS	$0.05	$0.20	-
Fully Diluted Shares	772	772

Net bookingsB  are expected to be $6.30 billion for 2019 and $1.10 billion for the third quarter of 2019.

Currency Assumptions for 2019 Outlook:

•                 $1.15 USD/Euro for current outlook (vs. average of $1.12 for 2018, $1.12 for 2017, and $1.11 for 2016); and

•                 $1.24 USD/British Pound Sterling for current outlook (vs. average of $1.30 for 2018, $1.30 for 2017 and $1.36 for 2016).

•                 Note: Our financial guidance includes the forecasted impact of our FX hedging program.

Capital Allocation

The company paid a cash dividend of $0.37 per common share, up 9% year-over-year, in May 2019 to shareholders as of record at the close of business on March 28, 2019. Cash payments totaled $283 million.

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Activision Blizzard Announces Q2 2019 Financial Results

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended June 30, 2019 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit https://investor.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 800-239-9838 in the U.S. with passcode 3325605. A replay of the call will also be available after the call’s conclusion and archived for one year at https://investor.activision.com/events.cfm.

About Activision Blizzard

Activision Blizzard, Inc., a member of the Fortune 500 and S&P 500, is a leading standalone interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Spyro®, and Crash™, Blizzard Entertainment’s World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King’s Candy Crush™, Bubble Witch™, and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®.” Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for second quarter of 2019.

A Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and then recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

C Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

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Activision Blizzard Announces Q2 2019 Financial Results

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•                  expenses related to share-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the King acquisition, including related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•                  restructuring and related charges;

•                  other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;

•                  the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and

•                  significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services and restructuring activities; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

We caution that a number of important factors could cause our actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: our ability to consistently deliver popular, high-quality titles in a timely manner; our ability to satisfy the expectations of consumers with respect to our brands, games, services, and/or business practices; concentration of revenue among a small number of titles; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our newly acquired or started businesses and the potential impact of our expansion into new businesses on our existing businesses; our ability to realize the expected financial and operational benefits of, and effectively manage, our recently announced restructuring plans; increasing importance of revenues derived from digital distribution channels; risks associated with the retail sales business model; substantial influence of third-party platform providers over our products and costs; success and availability of video game consoles manufactured by third parties; risks

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Activision Blizzard Announces Q2 2019 Financial Results

associated with the free-to-play business model, including dependence on a relatively small number of consumers for a significant portion of revenues and profits from any given game; risks and costs associated with legal proceedings; changes in tax rates or exposure to additional tax liabilities, as well as the outcome of current or future tax disputes; rapid changes in technology and industry standards; competition, including from other forms of entertainment; our ability to sell products at assumed pricing levels; our ability to attract, retain, and motivate skilled personnel; reliance on external developers for development of some of our software products; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; counterparty risks relating to customers, licensees, licensors, and manufacturers; intellectual property claims; piracy and unauthorized copying of our products; risks and uncertainties of conducting business outside the U.S.; fluctuations in currency exchange rates; increasing regulation of our business, products, and distribution in key territories; compliance with continually evolving laws and regulations concerning data privacy; potential data breaches and other cybersecurity risks; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018.

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

6

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues
Product sales	$359	$464	$1,015	$1,184
Subscription, licensing, and other revenues [1]	1,037	1,177	2,205	2,423
Total net revenues	1,396	1,641	3,220	3,607

Costs and expenses
Cost of revenues—product sales:
Product costs	99	126	251	289
Software royalties, amortization, and intellectual property licenses	51	49	162	194
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	230	250	469	521
Software royalties, amortization, and intellectual property licenses	53	85	114	169
Product development	244	255	492	513
Sales and marketing	191	226	397	477
General and administrative	170	216	350	415
Restructuring and related costs	22	—	79	—
Total costs and expenses	1,060	1,207	2,314	2,578

Operating income	336	434	906	1,029
Interest and other expense (income), net	(34)	26	(31)	54
Income before income tax expense	370	408	937	975

Income tax expense	42	6	163	73

Net income	$328	$402	$774	$902

Basic earnings per common share	$0.43	$0.53	$1.01	$1.19
Weighted average common shares outstanding	766	761	765	760

Diluted earnings per common share	$0.43	$0.52	$1.01	$1.17
Weighted average common shares outstanding assuming dilution	770	770	770	770

1                    Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, downloadable content, microtransactions, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	June 30, 2019 [1]	December 31, 2018 [2]
Assets
Current assets
Cash and cash equivalents	$4,592	$4,225
Accounts receivable, net	455	1,035
Inventories, net	46	43
Software development	184	264
Other current assets	386	539
Total current assets	5,663	6,106
Software development	90	65
Property and equipment, net	259	282
Deferred income taxes, net	366	458
Other assets	721	482
Intangible assets, net	633	735
Goodwill	9,763	9,762
Total assets	$17,495	$17,890

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$180	$253
Deferred revenues	728	1,493
Accrued expenses and other liabilities	731	896
Total current liabilities	1,639	2,642
Long-term debt, net	2,673	2,671
Deferred income taxes, net	20	18
Other liabilities	1,186	1,167
Total liabilities	5,518	6,498

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	11,063	10,963
Treasury stock	(5,563)	(5,563)
Retained earnings	7,085	6,593
Accumulated other comprehensive loss	(608)	(601)
Total shareholders’ equity	11,977	11,392
Total liabilities and shareholders’ equity	$17,495	$17,890

1                    We adopted a new lease accounting standard in the first quarter of 2019. The new lease accounting standard increased our “Other assets,” “Accrued expenses and other liabilities,” and “Other liabilities” as of June 30, 2019. Refer to our Form 10-Q for the three and six months ended June 30, 2019 for additional information.

2                    During the three months ended March 31, 2019, we identified an amount which should have been recorded in the fourth quarter of 2018 to reduce income tax expense by $35 million. We will revise our 2018 financial statements to correct this matter in our Annual Report on Form 10-K for the year ending December 31, 2019. Our balance sheet as of December 31, 2018, as presented above has been revised to reflect the correction. Refer to our Form 10-Q for the three and six months ended June 30, 2019, for additional information.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended June 30, 2019	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$1,396	$99	$51	$230	$53	$244	$191	$170	$22	$1,060
Share-based compensation[1]	—	—	(4)	—	—	(16)	(3)	(15)	—	(38)
Amortization of intangible assets[2]	—	—	—	—	(46)	—	—	(1)	—	(47)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(22)	(22)
Non-GAAP Measurement	$1,396	$99	$47	$230	$7	$228	$188	$154	$—	$953

Net effect of deferred revenues and related cost of revenues[4]	$(189)	$(20)	$(34)	$1	$(1)	$—	$—	$—	$—	$(54)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$336	$328	$0.43	$0.43
Share-based compensation[1]	38	38	0.05	0.05
Amortization of intangible assets[2]	47	47	0.06	0.06
Restructuring and related costs[3]	22	22	0.03	0.03
Income tax impacts from items above[5]	—	(18)	(0.02)	(0.02)
Discrete tax-related items[6]	—	(8)	(0.01)	(0.01)
Non-GAAP Measurement	$443	$409	$0.53	$0.53

Net effect of deferred revenues and related cost of revenues[4]	$(135)	$(115)	$(0.15)	$(0.15)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects restructuring initiatives, primarily severance and other restructuring-related costs.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.

5                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

6                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Six Months Ended June 30, 2019	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$3,220	$251	$162	$469	$114	$492	$397	$350	$79	$2,314
Share-based compensation[1]	—	—	(14)	(1)	(1)	(36)	(5)	(43)	—	(100)
Amortization of intangible assets[2]	—	—	—	—	(99)	—	—	(3)	—	(102)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(79)	(79)
Non-GAAP Measurement	$3,220	$251	$148	$468	$14	$456	$392	$304	$—	$2,033

Net effect of deferred revenues and related cost of revenues[4]	$(755)	$(73)	$(100)	$(4)	$(2)	$—	$—	$—	$—	$(179)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$906	$774	$1.01	$1.01
Share-based compensation[1]	100	100	0.13	0.13
Amortization of intangible assets[2]	102	102	0.13	0.13
Restructuring and related costs[3]	79	79	0.10	0.10
Income tax impacts from items above[5]	—	(36)	(0.05)	(0.05)
Discrete tax-related items[6]	—	(8)	(0.01)	(0.01)
Non-GAAP Measurement	$1,187	$1,011	$1.32	$1.31

Net effect of deferred revenues and related cost of revenues[4]	$(576)	$(475)	$(0.62)	$(0.61)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects restructuring initiatives, primarily severance and other restructuring-related costs.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.

5                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

6                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended June 30, 2018	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,641	$126	$49	$250	$85	$255	$226	$216	$1,207
Share-based compensation[1]	—	—	(2)	—	—	(18)	(5)	(32)	(57)
Amortization of intangible assets[2]	—	—	—	—	(75)	—	—	(2)	(77)
Non-GAAP Measurement	$1,641	$126	$47	$250	$10	$237	$221	$182	$1,073

Net effect of deferred revenues and related cost of revenues[3]	$(256)	$(44)	$(46)	$(1)	$17	$—	$—	$—	$(74)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$434	$402	$0.53	$0.52
Share-based compensation[1]	57	57	0.07	0.07
Amortization of intangible assets[2]	77	77	0.10	0.10
Income tax impacts from items above[4]	—	(37)	(0.05)	(0.05)
Discrete tax-related items[5]	—	(25)	(0.03)	(0.03)
Non-GAAP Measurement	$568	$474	$0.62	$0.62

Net effect of deferred revenues and related cost of revenues[3]	$(182)	$(159)	$(0.21)	$(0.21)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.

4                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

5                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Six Months Ended June 30, 2018	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$3,607	$289	$194	$521	$169	$513	$477	$415	$2,578
Share-based compensation[1]	—	—	(5)	(1)	—	(32)	(9)	(64)	(111)
Amortization of intangible assets[2]	—	—	—	—	(148)	—	(44)	(4)	(196)
Non-GAAP Measurement	$3,607	$289	$189	$520	$21	$481	$424	$347	$2,271

Net effect of deferred revenues and related cost of revenues[3]	$(838)	$(120)	$(165)	$(5)	$9	$—	$—	$—	$(281)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,029	$902	$1.19	$1.17
Share-based compensation[1]	111	111	0.15	0.14
Amortization of intangible assets[2]	196	196	0.26	0.25
Income tax impacts from items above[4]	—	(106)	(0.14)	(0.14)
Discrete tax-related items[5]	—	(25)	(0.03)	(0.03)
Non-GAAP Measurement	$1,336	$1,078	$1.42	$1.40

Net effect of deferred revenues and related cost of revenues[3]	$(557)	$(469)	$(0.62)	$(0.61)

1                    Includes expenses related to share-based compensation.

2                    Reflects amortization of intangible assets from purchase price accounting.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.

4                    Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

5                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three and Six Months Ended June 30, 2019 and 2018

(Amounts in millions)

Three Months Ended:	June 30, 2019				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$268	$381	$499	$1,148	$(70)	$(104)	$(3)	$(177)
Intersegment net revenues[1]	—	3	—	3	—	(1)	—	(1)
Segment net revenues	$268	$384	$499	$1,151	$(70)	$(105)	$(3)	$(178)

Segment operating income	$55	$75	$171	$301	$(29)	$(58)	$2	$(85)

Operating Margin				26.2%

	June 30, 2018
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$338	$485	$502	$1,325
Intersegment net revenues[1]	—	4	—	4
Segment net revenues	$338	$489	$502	$1,329

Segment operating income	$84	$133	$169	$386

Operating Margin				29.0%

Six Months Ended:	June 30, 2019				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$585	$720	$1,028	$2,333	$(66)	$(244)	$(8)	$(318)
Intersegment net revenues[1]	—	8	—	8	—	2	—	2
Segment net revenues	$585	$728	$1,028	$2,341	$(66)	$(242)	$(8)	$(316)

Segment operating income	$128	$130	$349	$607	$(47)	$(125)	$(11)	$(183)

Operating Margin				25.9%

	June 30, 2018
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$651	$964	$1,036	$2,651
Intersegment net revenues[1]	—	6	—	6
Segment net revenues	$651	$970	$1,036	$2,657

Segment operating income	$175	$255	$360	$790

Operating Margin				29.7%

1                    Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring and related costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated operating income.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three and Six Months Ended June 30, 2019 and 2018

(Amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation to consolidated net revenues:
Segment net revenues	$1,151	$1,329	$2,341	$2,657
Revenues from non-reportable segments[1]	59	60	132	118
Net effect from recognition (deferral) of deferred net revenues[2]	189	256	755	838
Elimination of intersegment revenues[3]	(3)	(4)	(8)	(6)
Consolidated net revenues	$1,396	$1,641	$3,220	$3,607

Reconciliation to consolidated income before income tax expense:
Segment operating income	$301	$386	$607	$790
Operating income (loss) from non-reportable segments[1]	7	—	4	(11)
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	135	182	576	557
Share-based compensation expense	(38)	(57)	(100)	(111)
Amortization of intangible assets	(47)	(77)	(102)	(196)
Restructuring and related costs[4]	(22)	—	(79)	—
Consolidated operating income	336	434	906	1,029
Interest and other expense (income), net	(34)	26	(31)	54
Consolidated income before income tax expense	$370	$408	$937	$975

1                    Includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Also includes unallocated corporate income and expenses.

2                    Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.

3                    Intersegment revenues reflect licensing and service fees charged between segments.

4                    Reflects restructuring initiatives, primarily severance and other restructuring-related costs.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

For the Three and Six Months Ended June 30, 2019 and 2018

(Amounts in millions)

	Three Months Ended
	June 30, 2019		June 30, 2018		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$1,086	78%	$1,259	77%	$(173)	(14)%
Retail channels	193	14	278	17	(85)	(31)
Other[3]	117	8	104	6	13	13
Total consolidated net revenues	$1,396	100%	$1,641	100%	$(245)	(15)

Change in deferred revenues[4]
Digital online channels[2]	$(76)		$(62)
Retail channels	(112)		(202)
Other[3]	(1)		8
Total changes in deferred revenues	$(189)		$(256)

	Six Months Ended
	June 30, 2019		June 30, 2018		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$2,479	77%	$2,720	75%	$(241)	(9)%
Retail channels	505	16	690	19	(185)	(27)
Other[3]	236	7	197	5	39	20
Total consolidated net revenues	$3,220	100%	$3,607	100%	$(387)	(11)

Change in deferred revenues[4]
Digital online channels[2]	$(404)		$(319)
Retail channels	(344)		(533)
Other[3]	(7)		14
Total changes in deferred revenues	$(755)		$(838)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.

3                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

For the Three and Six Months Ended June 30, 2019 and 2018

(Amounts in millions)

	Three Months Ended
	June 30, 2019		June 30, 2018		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$407	29%	$565	34%	$(158)	(28)%
PC	361	26	451	27	(90)	(20)
Mobile and ancillary[2]	511	37	521	32	(10)	(2)
Other[3]	117	8	104	6	13	13
Total consolidated net revenues	$1,396	100%	$1,641	100%	$(245)	(15)

Change in deferred revenues[4]
Console	$(146)		$(232)
PC	(50)		(28)
Mobile and ancillary[2]	8		(4)
Other[3]	(1)		8
Total changes in deferred revenues	$(189)		$(256)

	Six Months Ended
	June 30, 2019		June 30, 2018		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$1,083	34%	$1,382	38%	$(299)	(22)%
PC	855	27	971	27	(116)	(12)
Mobile and ancillary[2]	1,046	32	1,057	29	(11)	(1)
Other[3]	236	7	197	5	39	20
Total consolidated net revenues	$3,220	100%	$3,607	100%	$(387)	(11)

Change in deferred revenues[4]
Console	$(544)		$(740)
PC	(196)		(97)
Mobile and ancillary[2]	(8)		(15)
Other[3]	(7)		14
Total changes in deferred revenues	$(755)		$(838)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.

3                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

For the Three and Six Months Ended June 30, 2019 and 2018

(Amounts in millions)

	Three Months Ended
	June 30, 2019		June 30, 2018		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$764	55%	$900	55%	$(136)	(15)%
EMEA[2]	459	33	552	34	(93)	(17)
Asia Pacific	173	12	189	12	(16)	(8)
Total consolidated net revenues	$1,396	100%	$1,641	100%	$(245)	(15)

Change in deferred revenues[3]
Americas	$(120)		$(141)
EMEA[2]	(58)		(100)
Asia Pacific	(11)		(15)
Total changes in deferred revenues	$(189)		$(256)

	Six Months Ended
	June 30, 2019		June 30, 2018		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$1,751	54%	$1,966	55%	$(215)	(11)%
EMEA[2]	1,073	33	1,239	34	(166)	(13)
Asia Pacific	396	12	402	11	(6)	(1)
Total consolidated net revenues	$3,220	100%	$3,607	100%	$(387)	(11)

Change in deferred revenues[3]
Americas	$(437)		$(474)
EMEA[2]	(259)		(302)
Asia Pacific	(59)		(62)
Total changes in deferred revenues	$(755)		$(838)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and ADJUSTED EBITDA

For the Trailing Twelve Months Ended June 30, 2019

(Amounts in millions)

					Trailing Twelve Months Ended
	September 30, 2018	December 31, 2018 [5]	March 31, 2019	June 30, 2019	June 30, 2019

GAAP Net Income	$260	$685	$447	$328	$1,720
Interest and other expense (income), net	13	4	3	(34)	(14)
Loss on extinguishment of debt	40	—	—	—	40
Provision for income taxes[1]	(48)	5	120	42	119
Depreciation and amortization	118	124	87	79	408
EBITDA	383	818	657	415	2,273

Share-based compensation expense[2]	55	43	63	38	199
Restructuring and related costs[3]	—	10	57	22	89
Adjusted EBITDA	$438	$871	$777	$475	$2,561

Change in deferred net revenues and related cost of revenues[4]	$89	$368	$(441)	$(135)	$(119)

1                    Provision for income taxes for the three months ended September 30, 2018, December 31, 2018, and June 30, 2019 also include impacts from significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

2                    Includes expenses related to share-based compensation.

3                    Reflects restructuring initiatives, primarily severance and other restructuring-related costs.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.

5                    Includes a revision to our GAAP Net Income and Provision for income taxes for the three months ended December 31, 2018. Refer to our Form 10-Q for the three and six months ended June 30, 2019, for additional information.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	Year over Year % Increase
	2018	2018	2018	2019	2019	(Decrease)
Cash Flow Data
Operating Cash Flow	$9	$253	$999	$450	$154	NM
Capital Expenditures	30	36	34	18	27	(10)
Non-GAAP Free Cash Flow[1]	(21)	217	965	432	127	NM

Operating Cash Flow - TTM[2]	2,075	1,949	1,790	1,711	1,856	(11)%
Capital Expenditures - TTM[2]	164	166	131	118	115	(30)
Non-GAAP Free Cash Flow - TTM[2]	$1,911	$1,783	$1,659	$1,593	$1,741	(9)

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended September 30, 2017, three months ended December 31, 2017, and three months ended March 31, 2018, were $379 million, $1,158 million, and $529 million, respectively.  Capital Expenditures for the three months ended September 30, 2017, three months ended December 31, 2017, and three months ended March 31, 2018, were $34 million, $69 million, and $31 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months Ending September 30, 2019 and Year Ending December 31, 2019

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	September 30, 2019	December 31, 2019
Net Revenues[1]	$1,105	$6,190
Change in deferred revenues[2]	$(5)	$110

Earnings Per Diluted Share (GAAP)	$0.05	$1.41
Excluding the impact of:
Share-based compensation[3]	0.06	0.26
Amortization of intangible assets[4]	0.06	0.26
Restructuring and related costs[5]	0.06	0.19
Income tax impacts from items above[6]	(0.04)	(0.11)
Discrete tax-related items[7]	—	(0.01)
Earnings Per Diluted Share (Non-GAAP)	$0.20	$2.02

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[8]	$—	$0.13

1                    Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

3                    Reflects expenses related to share-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects our restructuring initiatives, primarily severance, facilities, and other restructuring-related costs.

6                    Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.

7                    Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

8                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.